UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  February 29, 2008

TENNANT COMPANY

(Exact name of registrant as specified in its charter)

Minnesota	1-16191	41-0572550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 North Lilac Drive, P.O. Box 1452 Minneapolis, Minnesota	55440
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (763) 540-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On February 29, 2008, Tennant Scotland Limited, a wholly owned subsidiary of Tennant Company (the “Company”), completed the acquisition of all the shares of Applied Sweepers Holdings Limited (“Applied Sweepers”) for approximately $68 million (USD).

Item 2.03.	Creation of a Direct Financial Obligation.

In connection with the transaction described above in Item 2.01, the Company financed the entire purchase price with proceeds from borrowings under the Company’s previously-disclosed credit agreement with JPMorgan Chase Bank, as administrative agent, and the other parties thereto.

Item 7.01.	Regulation FD Disclosure.

On February 29, 2008, the Company issued a press release announcing the closing of the acquisition of the shares of Applied Sweepers. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by referenced herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	The following exhibits are filed or furnished herewith:

2.1

Share Purchase Agreement dated February 15, 2008 among the Sellers identified therein and Tennant Scotland Limited (excluding schedules and exhibits, which the Company agrees to furnish supplementally to the Securities and Exchange Commission upon request).

99.1	Press Release dated February 29, 2008 Announcing Closing of Acquisition of Applied Sweepers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TENNANT COMPANY

Date: March 21, 2008	/s/ Heidi M. Hoard
Vice President, General Counsel and Secretary